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                                                                  EXHIBIT 2.1(b)


                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


     THIS AMENDMENT (the "Amendment") is made and entered into this 24th day of April, 1996 amends that certain Stock Purchase Agreement by and between Paracelsus Healthcare Corporation ("PHC") and General Hospitals of Galen, Inc. dated November 28, 1995 (the "Agreement").

                                    RECITALS:

     A. The parties would like to amend the Agreement to amend certain covenants therein.

     B. The parties would like to amend the Agreement to amend and provide for the early termination of the Utah Provider Agreement (as defined in the Agreement).

                                    AGREEMENT

     NOW, THEREFORE, for the consideration recited in the Agreement and the promises and covenants contained therein and herein, the parties hereto agree as follows:

     1. DELETION OF CERTAIN COVENANTS (SECTION 11.9). The last sentence of the first paragraph of Section 11.9 of the Agreement is hereby deleted in its entirety.

     2.   AMENDMENT AND EARLY TERMINATION OF UTAH PROVIDER AGREEMENT (SECTION
11.11 AND EXHIBIT A).

     (a) Section 11.11 of the Agreement is hereby amended by deleting "up to four (4) years after the Closing Date" and replacing therefor "up to two (2) years after the Closing Date" and by adding the following to the end of the last sentence thereof "provided, however upon the occurrence of the Merger Event (defined herein), then any obligation of Columbia/HCA Healthcare Corporation or PHC under this Section
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11.11 and the Utah Provider Agreement executed at the Closing shall immediately terminate. As used herein, the "Merger Event" shall refer to the merger of PHC with Champion Healthcare Corporation ("Champion"), some other consolidation of PHC or Champion (or of their affiliates), the acquisition (directly or indirectly) by PHC or any of its affiliates of the hospitals in Utah owned by Champion or the acquisition (directly or indirectly) by Champion or any of its affiliates of the hospitals in Utah owned by PHC.

     (b) The Utah Provider Agreement attached to the Agreement as EXHIBIT A shall be amended by deleting from paragraph 10 the term "initial" from the first sentence and by deleting the second and third sentences entirely and by adding the following Section 12(e) to the Utah Provider Agreement "(e) This Agreement shall immediately terminate as of the effective date of the Merger Event, if any. As used herein, the "Merger Event" shall refer to the merger of Paracelsus with Champion Healthcare Corporation ("Champion"), some other consolidation of Paracelsus or Champion (or of their affiliates), the acquisition (directly or indirectly) by Paracelsus or any of its affiliates of the hospitals in Utah owned by Champion or the acquisition (directly or indirectly) by Champion or any of its affiliates of the hospitals in Utah owned by PHC."

     3. CHAMPION UTAH PROVIDER AGREEMENTS. As a part of its proposed transaction with Champion, PHC shall cause the Utah Provider Agreement executed by and between Champion and Columbia/HCA Healthcare Corporation dated November 9, 1995 (executed in connection with Champion's acquisition of Jordan Valley Hospital in Utah) and the Utah Provider Agreement dated April 13, 1995 by and between Champion and Healthtrust, Inc. - The Hospital Company (executed in connection with Champion's acquisition of Salt Lake Regional Hospital in Utah) to be terminated effective as of the effective date of the Merger Event. Champion shall not have a right to participate any further in the Managed Care Contracts (as defined in the Utah Provider Agreements) and Champion's obligations under the Managed Care Contracts shall terminate as of such date.

     4. COUNTERPART SIGNATURE. This amendment may be executed in one or more counterparts, each of which shall be an original but all of which shall constitute one agreement.

     5. DEFINITIONS. Any terms left undefined in this Amendment will have the meaning ascribed to them as set forth in the Agreement.


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     IN WITNESS WHEREOF, each of the parties has signed this Amendment on the date first above written.

                                   PARACELSUS HEALTHCARE CORPORATION


                                   By: /s/ Robert C. Jay
                                       -----------------------------
                                   Title: Vice President
                                          --------------------------


                                   GENERAL HOSPITALS OF GALEN, INC.


                                   By: /s/ V. Carl George
                                       -----------------------------
                                   Title: Vice President
                                          --------------------------



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